UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 18, 2014

ONCOSEC MEDICAL INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-54318	98-0573252
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9810 Summers Ridge Road, Suite 110 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On July 18, 2014, OncoSec Medical Incorporated (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) at the Company’s principal executive offices located as 9810 Summers Ridge Road, Suite 110, San Diego, California 92121.

The final voting results on the matters presented at the Annual Meeting were as follows:

Proposal 1 — To elect four directors to the Company’s Board of Directors to serve for a term of one year or until successors are duly elected and qualified.

Directors	For	Withheld	Broker Non-Votes
Dr. Avtar Dhillon	41,112,818	2,172,898	127,035,339
Dr. Anthony Maida	41,366,019	1,919,697	127,035,339
Dr. James DeMesa	41,286,019	1,999,697	127,035,339
Punit Dhillon	40,754,531	2,531,185	127,035,339

Proposal 2 — To ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2014.

For	Against	Abstain	Broker Non-Votes
161,742,142	7,428,061	1,150,852	—

Proposal 3 — To approve the amendment and restatement of the Company’s 2011 Stock Incentive Plan (the “2011 Plan”) to, among other things, increase the share reserve available under the 2011 Plan by 16,000,000 shares, add an “evergreen” share renewal provision to commence on the first business day of the 2015 calendar year, and increase the annual per person limit on stock options, stock appreciation rights, restricted stock and restricted stock units that are intended to qualify for exclusion from the federal tax deduction limitation under Section 162(m) of the Internal Revenue Code.

For	Against	Abstain	Broker Non-Votes
34,121,439	8,550,033	614,244	127,035,339

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED

Dated: July 23, 2014	By:	/s/ Punit Dhillon
Name: Punit Dhillon
Title: President & Chief Executive Officer